SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 1, 2004

CHEMBIO DIAGNOSTICS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-85787
(Commission File Number)

88-0425691
(IRS Employer Identification Number)

3661 Horseblock Road, Medford, NY 11763
(Address of principal executive offices, including zip code)

(631) 924-1135
(Registrant’s telephone Number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

Effective June 1, 2004, the auditor client relationship between the Company and Madsen & Associates, CPA’s, Inc. ("Madsen") ceased.

The Company and the Board of Directors have subsequently approved of the engagement of the firm of Lazar Levine & Felix LLP ("Lazar") of New York, New York. Lazar was the auditing firm for Chembio Diagnostics Systems, Inc. prior to the merger transaction with TradingSolutions.com, the former name of Chembio Diagnostics, Inc.

Madsen did not resign or decline to stand for reelection, but were dismissed to allow the appointment of Lazar.

During its tenure, Madsen's audit opinion on the Registrant's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope or accounting principles. Madsen's reports did include an explanatory paragraph where they expressed substantial doubt about the Registrant's ability to continue as a going concern.

There were no disagreements with Madsen during his tenure on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters as defined in Item 304(a)(1)(iv) of Regulation S-K (or Item 304(a)(1)(iv)(B) of Regulation S-B for small business issuers), during that period of time.

Registrant has provided Madsen with a copy of the disclosures Registrant is making in this 8-K in response to the disclosures required by Regulation S-K (or Regulation S-B for small business issuers), Item 304(a). Madsen has furnished Registrant with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by Registrant in response to this Item. Registrant has filed herewith Madsen’s letter as Exhibit 16.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMBIO DIAGNOSTICS INC.

Date: June 1, 2004	By:	/s/ Mark L. Baum

Mark L. Baum
Director

Date: June 1, 2004	By:	/s/ Lawrence A. Siebert

Lawrence A. Siebert
Director